Exhibit 10.9
SECURED CONVERTIBLE PROMISSORY NOTE
$10,000,000
March 30, 2006
     The undersigned, HyperFeed Technologies, Inc., a Delaware corporation (“Borrower”), hereby promises to pay to PICO Holdings, Inc., a California corporation, (“Lender”), the principal sum or so much of the principal sum of Ten Million Dollars ($10,000,000) as may from time to time have been advanced and be outstanding, together with accrued interest as provided herein.
     Borrower and Lender acknowledge that PICO Holdings, Inc. loaned the principal sum of $4,160,000 to HyperFeed Technologies, Inc. on March 15, 2006 by means of a Promisorry Note. The parties agree that the unpaid principal and accrued interest under said March 15, 2006 Promissory Note shall be included in the $10,000,000 principal sum of this Secured Convertible Promissory Note (“Note”), and that accordingly $4,160,000 principal and accrued interest has been advanced under the terms of this Note. The parties also agree that said March 15, 2006 Promissory Note is hereby cancelled.
     Section L of this Note contains certain defined terms used in this Note.
A Principal.
     1. Advances. Borrower may from time to time request advances from Lender (individually an “Advance” and collectively the “Advances”) by giving written notice to Lender in accordance with the terms hereof, which notice shall indicate the amount of the Advance requested and the proposed use of the Advance proceeds. Provided that no Event of Default is in existence and that the requested Advance would not cause an Event of Default to occur, Lender shall make the Advance to Borrower within five (5) days of receipt of Borrower’s notice. Lender shall not be obligated to make an Advance to the extent that such Advance when aggregated with all Advances would exceed Ten Million Dollars ($10,000,000) in the aggregate. Borrower shall not have the right to re-borrow any Advance to the extent that it has been repaid.
     2. Use of Proceeds. The proceeds of Advances shall be used exclusively for working capital of the Borrower, and not for acquisitions of business or technology.
B. Interest. Interest on the unpaid principal balance of this Note shall accrue at the prime rate plus two and three-quarters percent (2.75%) per annum compounded monthly commencing on the date Lender first makes an Advance to Borrower, and shall be payable in a single installment at maturity as set forth below.
C. Payment.
     1. Scheduled Payment. Subject to the provisions of Section C.4. below, the entire unpaid balance of principal (subject to conversion of such principal as provided below) and all accrued and unpaid interest shall be due and payable (i) on the day prior to the second anniversary of the date hereof, or (ii) in Lender’s sole discretion, any date after and including the second anniversary date as Lender may declare by providing written notice to Borrower; (the “Maturity Date”). If Lender elects the Maturity Date provided in (ii) above, and not exercise its Conversion Rights (as defined herein), Borrower shall have ten (10) business days in which to make payment of principal and interest hereunder. Payment of principal and interest hereunder shall be made by check delivered to the Lender at the address furnished to the Borrower for that purpose.
     2. Prepayment. Subject to the provisions of Section C.4. below, Borrower shall have the right at any time and from time to time to prepay, in whole or in part, the principal of this Note, without payment of any premium or penalty. Any principal prepayment shall be accompanied by a payment of all interest accrued on the amount prepaid through the date of such prepayment.
     3. Form of Payment. Principal and interest and all other amounts due hereunder are to be paid in lawful money of the United States of America in federal or other immediately available funds.
     4. Notice Prior to Repayment. Borrower shall provide Lender with ten (10) business days prior written notice of its intention to make repayment of this Note, whether before or after the Maturity Date, so that Lender may elect, in its sole discretion, to exercise its Conversion Rights.
D. Conditions of Advances.
     1 . Conditions Precedent to Initial Advance. The obligation of Lender to make the initial Advance is subject to the condition precedent that Lender shall have received, in form and substance satisfactory to Lender, the following:
               (a) this Note;
               (b) a certificate of the Secretary of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Note;
               (c) UCC National Form Financing Statement;
               (d) to provide evidence of insurance which satisfies the requirements of Section G.6. hereof;
               (e) a warrant, attached as Exhibit 1, issued by the Borrower to purchase 125,000 shares of common stock of the Borrower; and
               (f) such other documents, and completion of such other matters, as Lender may reasonably deem necessary or appropriate.
     2. Conditions Precedent to all Advances. The obligation of Lender to make any Advance is further subject to the following conditions:
               (a) the representations and warranties contained herein shall be true and correct in all material respects on and as of the date of such request for Advance and on the effective date of each Advance as though made at and as of each such date, and no Event of Default shall have occurred and be continuing, or would exist after giving effect to such Advance (provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date). The making of each Advance shall be deemed to be a representation and warranty by Borrower on the date of such Advance as to the accuracy of the facts referred to in this Section.

               (b) Borrower’s tangible net worth, as determined in accordance with U.S. generally accepted accounting principals, at the end of the calendar month prior such Advance is at least $3,000,000.
               (c) Borrower’s ratio of EBITDA (earnings before interest, taxes, depreciation and amortization) to debt service at the end of the calendar month prior to such Advance is at least 3.00 to 1.00.
          Notwithstanding the foregoing, Lender may waive the requirements of Section D.2.(b) and Section D.2.(c) by providing writing of such waiver to Borrower.
E. Security Interest.
     Grant of Security Interest. Borrower grants and pledges to Lender a continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all Secured Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Such security interest constitutes a valid, perfected security interest in the presently existing Collateral, and will constitute a valid, perfected security interest in Collateral acquired after the date hereof, in each case, subject to any Lien permitted hereunder and Permitted Liens.
F. Representations and Warranties. Borrower represents and warrants to Lender that:
     1. Collateral. Borrower is the true and lawful owner of the Collateral, having good and marketable title thereto, free and clear of any and all Liens other than Liens and security interests granted to Lender hereunder and the Permitted Liens set forth on the Schedule. Borrower shall not create or assume or permit to exist any such Lien on or against any of the Collateral except as created or permitted by the Loan Documents and Permitted Liens, and Borrower shall promptly notify Lender of any such other Lien against the Collateral and shall defend the Collateral against, and take all such action as may be necessary to remove or discharge, any such Lien.
     2. Due Authorization; No Conflict. The execution, delivery, and performance of the Loan Documents are within Borrower’s powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower’s Certificate of Incorporation or Bylaws, nor will they constitute an event of default under any material agreement to which Borrower is a party or by which Borrower is bound. Borrower is not in default under any material agreement to which it is a party or by which it is bound.
     3. Intellectual Property Collateral. Borrower is the sole owner of the Intellectual Property Collateral, except for non-exclusive licenses granted by Borrower to its customers in the ordinary course of business. No part of the Intellectual Property Collateral has been judged invalid or unenforceable, in whole or in part, and no claim, to the knowledge of Borrower, has been made that any part of the Intellectual Property Collateral violates the rights of any third party. Except as set forth in the Schedule of Exceptions, Borrower is not a party to, or bound by, any agreement that restricts the grant by Borrower of a security interest in Borrower’s rights under such agreement.
     4. Name; Location of Chief Executive Office. Except as set forth in this Section 4, Borrower has not done business under any name other than that specified on the signature page hereof and under the names of PCQuote.com and PCQuote, Inc. (through June 30, 2003) and under the name of HYPRWare, Inc. since June 30, 2003. The chief executive office of Borrower is located at the address listed in Section L.3. hereof. All Borrower’s inventory and equipment are located at the address located in Section L.3 and the addresses in New York (50 Broadway, Suite 2900, New York, NY 10004),

California (388 Market St, Suite 1050, San Francisco, CA 94111), Aurora (600 N. Commons Drive, Suite 100, Aurora, IL 60504), Savvis Data Center (587 McDonnell Blvd, Savvis Hazelwood Data Center, Hazelwood, MO 63042) and 700 District Drive, Itasca, IL 60143.
     5. Litigation. There are no actions or proceedings pending by or against Borrower before any court or administrative agency in which an adverse decision could have a material adverse effect, or a material adverse effect on the business assets or financial condition of Borrower, or a material adverse effect on Borrower’s interest or Lender’s security interest in the Collateral (collectively, a “Material Adverse Effect”).
     6. Solvency, Payment of Debts. Borrower is solvent and able to pay its debts (including trade debts) as they mature.
     7. Taxes. Borrower has filed or caused to be filed all tax returns required to be filed by Borrower, and has paid, or has made adequate provision for the payment of, all taxes reflected in such tax returns.
     8. Government Consents. Borrower has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for, and the absence of which would not cause a material adverse effect upon, the continued operation of Borrower’s business as currently conducted.
G. Affirmative Covenants. Borrower covenants and agrees that, until payment in full of all Secured Obligations, and until such time that Lender has no further obligation to make an Advance, Borrower shall do all of the following:
     1. Perfection of Security Interest. Borrower agrees to take all actions requested by Lender and reasonably necessary to perfect, to continue the perfection of, and to otherwise give notice of, the Lien granted hereunder, including, but not limited to, execution of financing statements.
     2. Good Standing. Borrower shall maintain its corporate existence in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to be so qualified could have a material adverse effect upon the Borrower. Borrower shall maintain in force all licenses, approvals and agreements, the loss of which could have a Material Adverse Effect.
     3. Government Compliance. Borrower shall meet the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. Borrower shall comply with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could have a Material Adverse Effect.
     4. Financial Statements, Reports, Certificates. Borrower shall deliver to Lender such budgets, projections, operating plans, financial statements and other financial information as Lender may reasonably request from time to time, including, but not limited to monthly variance reports and monthly cash flow reports.
     5. Taxes. Borrower shall make due and timely payment or deposit of all federal and state taxes, and all material local taxes, assessments, or contributions required of it by law.

     6. Insurance.
               (a) Borrower, at its expense, shall keep the Collateral insured against loss or damage in such amounts as ordinarily insured against by other owners in similar businesses conducted in the locations where Borrower’s business is conducted on the date hereof. Borrower shall also maintain insurance relating to Borrower’s business, ownership and use of the Collateral in amounts and of a type that are customary to businesses similar to Borrower’s.
               (b) All such policies of insurance shall be in such form, with such companies, and in such amounts as are reasonably satisfactory to Lender. All such policies of property insurance shall contain a lender’s loss payable endorsement, in a form satisfactory to Lender, showing Lender as an additional loss payee thereof, and all liability insurance policies shall show Lender as an additional insured and shall specify that the insurer must give at least twenty (20) days notice to Lender before canceling its policy for any reason. Upon Lender’s request, Borrower shall deliver to Lender certified copies of such policies of insurance and evidence of the payments of all premiums therefor. All proceeds payable under any such policy shall, at the option of Lender, be payable to Lender to be applied on account of the obligations under the Loan Documents.
     7. Registration of Intellectual Property Rights.
               (a) (intentionally left blank)
               (b) Borrower shall (i) protect, defend and maintain the validity and enforceability of the Trademarks, Patents and Copyrights which are necessary to the conduct of its business, (ii) use its reasonable efforts to detect infringements of the Trademarks, Patents and Copyrights and promptly advise Lender in writing of infringements detected and (iii) not allow any Trademarks, Patents or Copyrights to be abandoned, forfeited or dedicated to the public without the written consent of Lender, which shall not be unreasonably withheld.
               (c) Lender may audit Borrower’s Intellectual Property Collateral to confirm compliance with this Section, provided such audit may not occur more often than twice per year, unless an Event of Default has occurred and is continuing. Lender have the right, but not the obligation, to take, at Borrower’s sole reasonable expense, any actions that Borrower is required under this Section to take but which Borrower fails to take, after fifteen (15) calendar days’ notice to Borrower. Borrower shall reimburse and indemnify Lender for all reasonable costs and reasonable expenses incurred in the exercise of its rights under this Section.
     8. Filings. Borrower shall file all reports and other information and documents which it is required to file with the Securities and Exchange Commission or the over-the-counter market, in connection with this Note or otherwise.
     9. Further Assurances. At any time and from time to time Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Lender to effect the purposes of this Note.
H. Negative Covenants. Borrower covenants and agrees that, until payment in full of all Secured Obligations, and until such time as Lender has no further obligation to make an Advance, Borrower will not do any of the following without express written consent of Lender:
     1. Dispositions. Convey, sell, lease, transfer or otherwise dispose of (collectively, a “Transfer”), all or any part of its business or property, other than: (i) Transfers of inventory in the ordinary course of business; (ii) Transfers of non-exclusive licenses for the use of the property of Borrower in the ordinary course of business; or (iii) Transfers of worn-out or obsolete equipment.
     2. Change in Business; Change in Control or Executive Office. Engage in any business other than the businesses currently engaged in by Borrower and any business substantially similar or related thereto (or incidental thereto); or without thirty (30) days prior written notification to Lender, relocate its chief executive office or state of incorporation; or without Lender’s prior written consent, change the date on which its fiscal year ends.
     3. Mergers or Acquisitions. Merge or consolidate or agree to merge or consolidate, with or into any other business organization, or acquire all or substantially all of the capital stock or property of another Person.
     4. Indebtedness. Create, incur, assume or be or remain liable with respect to any indebtedness for borrowed money (other than trade debt), other than the indebtedness evidenced by this Note.
     5. Encumbrances. Create, incur, assume or suffer to exist any Lien with respect to any of its property, or assign or otherwise convey any right to receive income, including the sale of any accounts, except for Permitted Liens and Liens disclosed on the Schedule. Agree with any Person other than Lender not to grant a security interest in, or otherwise encumber, any of its property.
     6. Distributions. Pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any capital stock, except that Borrower may repurchase the stock of former employees pursuant to stock repurchase agreements as long as an Event of Default does not exist prior to such repurchase or would not exist after giving effect to such repurchase.
     7. Investments. Directly or indirectly acquire or own, or make any investment in or to any Person, or permit any of its subsidiaries to do so, other than investments set forth on the Schedule; or maintain or invest any of its property with a Person unless such Person has entered into a control agreement with Lender, in form and substance satisfactory to Lender; or suffer or permit any subsidiary to be a party to, or be bound by, an agreement that restricts such subsidiary from paying dividends or otherwise distributing property to Borrower.
     8. Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any affiliate of Borrower except for transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person.
     9. Negative Pledge Agreements. Permit the inclusion in any contract to which it becomes a party of any provisions that could restrict or invalidate the creation of a security interest in any of Borrower’s property.
I. Events of Default.
     1. Definition of Event of Default. The occurrence of any one or more of the following events shall constitute an “Event of Default” hereunder:

               (a) Borrower’s breach of the obligation to pay any amount of the Secured Obligations on the date that it is due and payable;
               (b) Borrower’s failure to perform, keep or observe any of its covenants, conditions, promises, agreements or obligations under any of the Loan Documents or any other agreement with any Person if such failure may have a material adverse effect on Borrower’s assets, operations or condition, financial or otherwise;
               (c) Borrower’s commencement of voluntary bankruptcy proceedings, or Borrower’s filing of a petition or answer or consent seeking reorganization or release, under the federal Bankruptcy Code, or any other applicable federal or state law relating to creditor rights and remedies, or Borrower’s consent to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official of Borrower or of any substantial part of its property, or Borrower’s making of an assignment for the benefit of creditors, or the taking of corporate action in furtherance of such action;
               (d) the loss, theft, damage or destruction of, or sale (other than in the ordinary course of business), lease or furnishing under a contract of service of, any material portion of the Collateral;
               (e) the creation (whether voluntary or involuntary) of, or any attempt to create, any Lien upon any of the Collateral, other than the Permitted Liens, or any levy, seizure or attachment of any material portion thereof;
               (f) the occurrence and continuance of any default under any lease or agreement for borrowed money that gives the lessor or the creditor of such indebtedness, as applicable, the right to accelerate the lease payments or the indebtedness, as applicable, or the right to exercise any rights or remedies with respect to any of the Collateral; or
               (g) the entry of any judgment or order against Borrower which remains unsatisfied or undischarged and in effect for thirty (30) days after such entry without a stay of enforcement or execution.

     2. Rights and Remedies on Event of Default.
               (a) During the continuance of an Event of Default, Lender shall have the right, itself or through any of its agents, with or without notice to Borrower (as provided below), as to any or all of the Collateral, by any available judicial procedure, or without judicial process (provided, however, that it is in compliance with the UCC), to exercise any and all rights afforded to a secured party under the UCC or other applicable law. Without limiting the generality of the foregoing, Lender shall have the right to sell or otherwise dispose of all or any part of the Collateral, either at public or private sale, in lots or in bulk, for cash or for credit, with or without warranties or representations, and upon such terms and conditions, all as Lender, in its reasonable discretion, may deem advisable, and it shall have the right to purchase at any such sale. Borrower agrees that a notice sent at least fifteen (15) days before the time of any intended public sale or of the time after which any private sale or other disposition of the Collateral is to be made shall be reasonable notice of such sale or other disposition. The proceeds of any such sale, or other Collateral disposition shall be applied, first to the expenses of retaking, holding, storing, processing and preparing for sale, selling, and the like, and to Lender’s reasonable attorneys’ fees and legal expenses, and then to the Secured Obligations and to the payment of any other amounts required by applicable law, after which Lender shall account to Borrower for any surplus proceeds. If, upon the sale or other disposition of the Collateral, the proceeds thereof are insufficient to pay all amounts to which Lender is legally entitled, Borrower shall be liable for the deficiency, together with interest thereon, and the reasonable fees of any attorneys Lender’s employs to collect such deficiency; provided, however, that the foregoing shall not be deemed to require Lender to resort to or initiate proceedings against the Collateral prior to the collection of any such deficiency from Borrower. To the extent permitted by applicable law, Borrower waives all claims, damages and demands against Lender arising out of the retention or sale or lease of the Collateral or other exercise of Lender’s rights and remedies with respect thereto.
               (b) To the extent permitted by law, Borrower covenants that it will not at any time insist upon or plead, or in any manner whatever claim or take any benefit or advantage of, any stay or extension law now or at any time hereafter in force, nor claim, take or insist upon any benefit or advantage of or from any law now or hereafter in force providing for the valuation or appraisal of the Collateral or any part thereof, prior to any sale or sales thereof to be made pursuant to any provision herein contained, or the decree, judgment or order of any court of competent jurisdiction; or, after such sale or sales, claim or exercise any right under any statute now or hereafter made or enacted by any state or otherwise to redeem the property so sold or any part thereof, and, to the full extent legally permitted, hereby expressly waives all benefit and advantage of any such law or laws, and covenants that it will not invoke or utilize any such law or laws or otherwise hinder, delay or impede the execution of any power herein granted and delegated to Lender, but will suffer and permit the execution of every such power as though no such power, law or laws had been made or enacted.
               (c) Any sale, whether under any power of sale hereby given or by virtue of judicial proceedings, shall operate to divest all Borrower’s right, title, interest, claim and demand whatsoever, either at law or in equity, in and to the Collateral sold, and shall be a perpetual bar, both at law and in equity, against Borrower, its successors and assigns, and against all persons and entities claiming the Collateral sold or any part thereof under, by or through Borrower, its successors or assigns.
               (d) Borrower appoints Lender, and any officer, employee or agent of Lender, with full power of substitution, as Borrower’s true and lawful attorney-in-fact, effective as of the date hereof, with power, in its own name or in the name of Borrower, during the continuance of an Event of Default, to endorse any notes, checks, drafts, money orders, or other instruments of payment in respect of the Collateral that may come into Lender’s possession, to sign and endorse any drafts against debtors, assignments, verifications and notices in connection with accounts, and other documents relating to

Collateral; to pay or discharge taxes or Liens at any time levied or placed on or threatened against the Collateral; to demand, collect, issue receipt for, compromise, settle and sue for monies due in respect of the Collateral; to notify persons and entities obligated with respect to the Collateral to make payments directly to Lender; and, generally, to do, at Lender’s option and at Borrower’s expense, at any time, or from time to time, all acts and things which Lender deems necessary to protect, preserve and realize upon the Collateral and Lender’s security interest therein to effect the intent of the Loan Documents, all as fully and effectually as Borrower might or could do; and Borrower hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney shall be irrevocable as long as any of the Secured Obligations are outstanding.
               (e) All of Lender’s rights and remedies with respect to the Collateral, whether established hereby or by any other agreements, instruments or documents or by law shall be cumulative and may be exercised singly or concurrently.
J. Conversion Right.
     1. Conversion Right. Lender shall have the right (the “Conversion Right”), in its sole discretion, at any time and from time to time to elect to convert all or any part of the Secured Obligations into that number of shares of Common Stock of Borrower as is obtained by dividing (a) the total amount of Secured Obligations by (b) the conversion price (the “Conversion Price”), which is equal to the lesser of (i) eighty percent (80%) of the five-day moving average price per share of the Common Stock (on the date of the Lender’s election to exercise its Conversion Right or (ii) 80% of $1.05. If the Borrower at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise, one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Borrower at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.
     2. Exercise of Conversion Right. To convert any of the Secured Obligations into shares of Common Stock, Lender shall deliver to Borrower a written notice of election to exercise the Conversion Right (the “Conversion Notice”). Borrower shall, as soon as practicable thereafter, issue and deliver to Lender a certificate or certificates, registered in Lender’s name, for the number of shares of Common Stock to which Lender shall be entitled by virtue of such exercise. The conversion of the Secured Obligations shall be deemed to have been made on the date that Borrower receives the Conversion Notice (the “Conversion Date”) and Lender shall be treated for all purposes as the record holder of the Conversion Shares as of such date.
     3. Fractional Shares. Borrower shall not issue fractional shares of Common Stock or scrip representing fractional shares of Common Stock upon exercise of the Conversion Right. As to any fractional share of Common Stock which Lender would otherwise be entitled to purchase from Borrower upon such exercise, Borrower shall purchase from Lender such fractional share at a price equal to an amount calculated by multiplying such fractional share (calculated to the nearest 1/100th of a share) by the price per share of Common Stock on the Conversion Date. Payment of such amount shall be made in cash or by check payable to the order of Lender at the time of delivery of any certificate or certificates arising upon such exercise.
K. Registration Rights. Concurrent with the execution and delivery of this Note, Borrower shall take all actions necessary to cause Lender, upon the exercise of the Conversion Right provided for herein, to have similar registration and similar liquidity rights as the rights granted to the participants in HyperFeed’s Private Placement dated May 15, 2003, and during the term of this Note no stockholder of

Borrower shall have more favorable registration or other liquidity rights than the rights granted to Lender pursuant to this Section.
L. Other Provisions.
     1. Definitions. As used herein, the following terms shall have the following meanings:
     “Lender Expenses” means all reasonable costs or expenses (including reasonable attorneys’ fees and expenses) incurred in connection with the preparation, negotiation, administration, and enforcement of the Loan Documents; reasonable Collateral audit fees; and Lender’s reasonable attorneys’ fees and expenses incurred in amending, enforcing or defending the Loan Documents (including fees and expenses of appeal), incurred before, during and after an Insolvency Proceeding, whether or not suit is brought.
     “Collateral” means the Intellectual Property Collateral and the property described on Exhibit A attached hereto.
     “Copyrights” means any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held.
     “Intellectual Property Collateral” means all of Borrower’s right, title, and interest in and to the following:
               (a) Copyrights, Trademarks and Patents;
               (b) Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;
               (c) Any and all design rights which may be available to Borrower now or hereafter existing, created, acquired or held;
               (d) Any and all claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;
               (e) All licenses or other rights to use any of the Copyrights, Patents or Trademarks, and all license fees and royalties arising from such use to the extent permitted by such license or rights;
               (f) All amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents; and
               (g) All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.
     “Insolvency Proceeding” means any proceeding commenced by conforms to J.1(c) any Person under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.
     “Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, charge, claim or other encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any agreement to give or refrain from giving a lien, mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, charge, claim or other encumbrance of any kind.
     “Loan Documents” means, collectively, this Note, any note or notes executed by Borrower and issued to Lender, and any other agreement entered into in connection with this Note, all as amended or extended from time to time.
     “Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.
     “Permitted Liens” means: (i) Liens imposed by law, such as carriers’, warehousemen’s, materialmen’s and mechanics’ liens, or Liens arising out of judgments or awards against Borrower with respect to which Borrower at the time shall currently be prosecuting an appeal or proceedings for review; (ii) Liens for taxes not yet subject to penalties for nonpayment and Liens for taxes the payment of which is being contested in good faith and by appropriate proceedings and for which, to the extent required by U.S. generally accepted accounting principles then in effect, proper and adequate book reserves relating thereto are established by Borrower; (iii) liens securing the purchase price or lease of any goods, which liens attached only to the goods being purchased or leased; (iv) liens securing security bonds, bid bonds, performance bonds, and other similar items; (v) liens in the form of deposits or pledges in connection with worker’s compensation, social security unemployment compensation or other similar matter; and (vi) liens existing as of the date hereof.
     “Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, person or governmental agency.
     “Secured Obligations” means all debt, principal, interest, Lender Expenses and other amounts owed to Lender by Borrower pursuant to the Loan Documents, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding and including any debt, liability, or obligation owing from Borrower to others that Lender may have obtained by assignment or otherwise.
     “Trademarks” means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks.
     “UCC” means the Uniform Commercial Code in effect from time to time in the relevant jurisdiction.
     2. Governing Law; Venue. The Loan Documents shall be governed by the laws of the State of California, without giving effect to conflicts of law principles. Borrower and Lender agree that all actions or proceedings arising in connection with the Loan Documents shall be tried and litigated only in the state and federal courts located in the City of San Diego, County of San Diego, State of California or,

at Lender’s option, any court in which Lender determines it is necessary or appropriate to initiate legal or equitable proceedings in order to exercise, preserve, protect or defend any of its rights and remedies under the Loan Documents or otherwise or to exercise, preserve, protect or defend its Lien, and the priority thereof, against the Collateral, and which has subject matter jurisdiction over the matter in controversy. Borrower waives any right it may have to assert the doctrine of forum non conveniens or to object to such venue, and consents to any court ordered relief. Borrower waives personal service of process and agrees that a summons and complaint commencing an action or proceeding in any such court shall be promptly served and shall confer personal jurisdiction if served by registered or certified mail to Borrower. The choice of forum set forth herein shall not be deemed to preclude the enforcement of any judgment obtained in such forum, or the taking of any action under the Loan Documents to enforce the same, in any appropriate jurisdiction.
     3. Notices. Any notice or communication required or desired to be served, given or delivered hereunder shall be in the form and manner specified below, and shall be addressed to the party to be notified as follows:

If to Lender:	James F. Mosier, Esq.
General Counsel and Secretary
PICO Holdings, Inc.
875 Prospect Street, Suit 301
La Jolla, CA 92037
Phone: 858.456.6022
Fax: 858.456.6480

If to Borrower:	Gemma R. Lahera
Principal Accounting Officer and Treasurer
HyperFeed Technologies, Inc.
300 South Wacker Drive, #300
Chicago, IL 60606
or to such other address as each party designates to the other by notice in the manner herein prescribed. Notice shall be deemed given hereunder if (i) delivered personally or otherwise actually received, (ii) sent by overnight delivery service, (iii) mailed by first-class United States mail, postage prepaid, registered or certified, with return receipt requested, or (iv) sent via telecopy machine with a duplicate signed copy sent on the same day as provided in clause (ii) above. Notice mailed as provided in clause (iii) above shall be effective upon the expiration of three (3) business days after its deposit in the United States mail, and notice telecopied as provided in clause (iv) above shall be effective upon receipt of such telecopy if the duplicate signed copy is sent under clause (iv) above. Notice given in any other manner described in this section shall be effective upon receipt by the addressee thereof; provided, however, that if any notice is tendered to an addressee and delivery thereof is refused by such addressee, such notice shall be effective upon such tender unless expressly set forth in such notice.
     4. Lender’s Rights; Borrower Waivers. Lender’s acceptance of partial or delinquent payment from Borrower hereunder, or Lender’s failure to exercise any right hereunder, shall not constitute a waiver of any obligation of Borrower hereunder, or any right of Lender hereunder, and shall not affect in any way the right to require full performance at any time thereafter. Borrower waives presentment, diligence, demand of payment, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note. In any action on this Note, Lender need not produce or file the original of this Note, but need only file a photocopy of this Note certified by Lender be a true and correct copy of this Note in all material respects.

     5. Enforcement Costs. Borrower shall pay all reasonable costs and expenses, including, without limitation, reasonable attorneys’ fees and expenses Lender expends or incurs in connection with the enforcement of the Loan Documents, the collection of any sums due thereunder, any actions for declaratory relief in any way related to the Loan Documents, or the protection or preservation of any rights of the holder thereunder.
     6. Severability. Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision is prohibited by or invalid under applicable law, it shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of the provision or the remaining provisions of this Note.
     7. Amendment Provisions. This Note may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by Borrower and Lender.
     8. Binding Effect. This Note shall be binding upon, and shall inure to the benefit of, Borrower and the holder hereof and their respective successors and assigns; provided, however, that Borrower’s rights and obligations shall not be assigned or delegated without Lender’s prior written consent, given in its sole discretion, and any purported assignment or delegation without such consent shall be void ab initio.
     9. Time of Essence. Time is of the essence of each and every provision of this Note.
     10. Headings. Section headings used in this Note have been set forth herein for convenience of reference only. Unless the contrary is compelled by the context, everything contained in each section hereof applies equally to this entire Note.
[The remainder of this page is intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto have caused this Note to be executed as of the date first above written.

BORROWER:
HYPERFEED TECHNOLOGIES, INC.

By:	/s/ Gemma R. Lahera

Title:	Principal Accounting Officer & Treasurer

LENDER:
PICO HOLDINGS, INC.

By:	/s/ James F. Mosier

Title:	General Counsel & Secretary

DEBTOR:	HyperFeed Technologies, Inc.
SECURED PARTY:	PICO Holdings, Inc.
EXHIBIT A
COLLATERAL DESCRIPTION ATTACHMENT
TO AMENDED AND RESTATED SECURED CONVERTIBLE PROMISSORY NOTE
     All personal property of Borrower (herein referred to as “Borrower” or “Debtor”) whether presently existing or hereafter created or acquired, and wherever located, including, but not limited to:
          (a) all accounts (including health-care-insurance receivables), chattel paper (including tangible and electronic chattel paper), deposit accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), general intangibles (including payment intangibles and software), goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter of credit rights, money, and all of Debtor’s books and records with respect to any of the foregoing, and the computers and equipment containing said books and records;
          (b) all common law and statutory copyrights and copyright registrations, applications for registration, now existing or hereafter arising, in the United States of America or in any foreign jurisdiction, obtained or to be obtained on or in connection with any of the forgoing, or any parts thereof or any underlying or component elements of any of the forgoing, together with the right to copyright and all rights to renew or extend such copyrights and the right (but not the obligation) of Secured Party to sue in its own name and/or in the name of the Debtor for past, present and future infringements of copyright;
          (c) all trademarks, service marks, trade names and service names and the goodwill associated therewith, together with the right to trademark and all rights to renew or extend such trademarks and the right (but not the obligation) of Secured Party to sue in its own name and/or in the name of the Debtor for past, present and future infringements of trademark;
          (d) all (i) patents and patent applications filed in the United States Patent and Trademark Office or any similar office of any foreign jurisdiction, and interests under patent license agreements, including, without limitation, the inventions and improvements described and claimed therein, (ii) licenses pertaining to any patent whether Debtor is licensor or licensee, (iii) income, royalties, damages, payments, accounts and accounts receivable now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (iv) right (but not the obligation) to sue in the name of Debtor and/or in the name of Secured Party for past, present and future infringements thereof, (v) rights corresponding thereto throughout the world in all jurisdictions in which such patents have been issued or applied for, and (vi) reissues, divisions, continuations, renewals, extensions and continuations-in-part with respect to any of the foregoing;
          (e) the Intellectual Property Collateral, as defined in the Amended and Restated Secured Convertible Promissory Note; and

          (f) any and all cash proceeds and/or noncash proceeds of any of the foregoing, including, without limitation, insurance proceeds, and all supporting obligations and the security therefor or for any right to payment. All terms above have the meanings given to them in the California Uniform Commercial Code, as amended or supplemented from time to time, including revised Division 9 of the Uniform Corrunercial Code-Secured Transactions, added by Stats. 1999, c.991 (S.B. 45), Section 35, operative July 1, 2004.

EXHIBIT B
Copyrights

	Registration	Registration
Description	Number	Date
None

EXHIBIT C
Patents

	Registration/	Registration/
	Application	Application
Description	Number	Date
None

EXHIBIT D
Trademarks

	Registration/	Registration/
	Application	Application
Description	Number	Date
None

Schedule of Exceptions
None

EXHIBIT 1
     THE SECURITIES REPRESENTED HEREBY MAY NOT BE TRANSFERRED UNLESS (1) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144(K), OR (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS.
     THIS WARRANT SHALL BE VOID AFTER 5:00 P.M. EASTERN TIME ON THE THIRD ANNIVERSARY OF THE CLOSING DATE (THE “EXPIRATION DATE”).
HYPERFEED TECHNOLOGIES, INC.
WARRANT TO PURCHASE 125,000 SHARES OF
COMMON STOCK, PAR VALUE [$0.001] PER SHARE
     PICO Holdings, Inc., a California corporation, (“Warrantholder”), and HyperFeed Technologies, Inc., a Delaware corporation (“Company”), are parties to that certain Amended and Restated Convertible Secured Promissory Note, as of even date herewith (the “Note”). This Warrant certifies that, in consideration of the Note and for other valuable received, Warrantholder is entitled to purchase, subject to the provisions of this Warrant, from the Company at any time not later than 5:00 P.M., Eastern time, on the Expiration Date (as defined above), at an exercise price per share equal to $1.05 (the exercise price in effect being herein called the (“Warrant Price”), 125,000 shares (“Warrant Shares”) of the Company’s Common Stock, par value [$0.001] per share (“Common Stock”). The number of Warrant Shares purchasable upon exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time as described herein.
     Section 1. Registration. The Company shall maintain books for the transfer and registration of the Warrant. Upon the initial issuance of this Warrant, the Company shall issue and register the Warrant in the name of the Warrantholder.
     Section 2. Transfers. As provided herein, this Warrant may be transferred only pursuant to a registration statement filed under the Securities Act of 1933, as amended (the “Secutities Act”), or an exemption from such registration. Subject to such restrictions, the Company shall transfer this Warrant from time to time upon the books to be maintained by the Company for that purpose, upon surrender thereof for transfer, properly endorsed or accompanied by appropriate instructions for transfer and such other documents as may be reasonably required by the Company, including, if required by the Company, an opinion of its counsel to the effect that such transfer is exempt from the registration requirements of the Securities Act, to establish that such transfer is being made in accordance with the terms hereof, and a new Warrant shall be issued to the transferee and the surrendered Warrant shall be canceled by the Company.
     Section 3. Exercise of Warrant. Subject to the provisions hereof, the Warrantholder may exercise this Warrant, in whole or in part, at any time prior to its expiration upon surrender of the Warrant, together with delivery of a duly executed Warrant exercise form, in the form attached hereto as Appendix A (the “Exercise Agreement”) and payment by cash, certified check or wire transfer of immediately available funds (or, in certain circumstances, by cashless exercise as provided in Section 17 below) of the aggregate Warrant Price for that number of Warrant Shares then being purchased, to the Company during normal business hours on any business day at the Company’s principal executive offices (or such other office or agency of the Company as it may designate by notice to the Warrantholder). The

Warrant Shares so purchased shall be deemed to be issued to the Warrantholder or the Warrantholder’s designee, as the record owner of such shares, as of the close of business on the date on which this Warrant shall have been surrendered (or the date evidence of loss, theft or destruction thereof and security or indemnity satisfactory to the Company has been provided to the Company), the Warrant Price shall have been paid and the completed Exercise Agreement shall have been delivered. Certificates for the Warrant Shares so purchased shall be delivered to the Warrantholder within a reasonable time, not exceeding three (3) business days, after this Warrant shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by the Warrantholder and shall be registered in the name of the Warrantholder or such other name as shall be designated by the Warrantholder, as specified in the Exercise Agreement. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the Warrantholder a new Warrant representing the right to purchase the number of shares with respect to which this Warrant shall not then have been exercised. As used herein, “business day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.
     Section 4. Compliance with the Securities Act of 1933. The Company may cause the legend set forth on the first page of this Warrant to be set forth on each Warrant, and a similar legend on any security issued or issuable upon exercise of this Warrant, unless counsel for the Company is of the opinion as to any such security that such legend is unnecessary.
     Section 5. Payment of Taxes. The Company will pay any documentary stamp taxes attributable to the initial issuance of Warrant Shares issuable upon the exercise of the Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer or assignment involved in the issuance or delivery of any certificates for Warrant Shares in a name other than that of the Warrantholder in respect of which such shares are issued or any substitute or balance Warrant, and in such case, the Company shall not be required to issue or deliver any certificate for Warrant Shares or any substitute or balance Warrant until the person requesting the same has paid to the Company the amount of such tax or has established to the Company’s reasonable satisfaction that such tax has been paid. The Warrantholder shall be responsible for income taxes due under federal, state or other law, if any such tax is due.
     Section 6. Mutilated or Missing Warrants. In case this Warrant shall be mutilated, lost, stolen, or destroyed, the Company shall issue in exchange and substitution of and upon surrender and cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and for the purchase of a like number of Warrant Shares, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of the Warrant, and with respect to a lost, stolen or destroyed Warrant, reasonable indemnity or bond with respect thereto, if requested by the Company.
     Section 7. Reservation of Common Stock. The Company hereby represents and warrants that there have been reserved, and the Company shall at all applicable times keep reserved until issued (if necessary) as contemplated by this Section 7, out of the authorized and unissued shares of Common Stock, sufficient shares to provide for the exercise of the rights of purchase represented by this Warrant. The Company agrees that all Warrant Shares issued upon due exercise of the Warrant shall be, at the time of delivery of the certificates for such Warrant Shares, duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company.
     Section 8. Adjustments. Subject and pursuant to the provisions of this Section 8, the Warrant Price and number of Warrant Shares subject to this Warrant shall be subject to adjustment from time to time as set forth hereinafter.

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          (a) If the Company shall, at any time or from time to time while this Warrant is outstanding, pay a dividend or make a distribution on its Common Stock in shares of Common Stock, subdivide its outstanding shares of Common Stock into a greater number of shares or combine its outstanding shares of Common Stock into a smaller number of shares or issue by reclassification of its outstanding shares of Common Stock any shares of its capital stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then the number of Warrant Shares purchasable upon exercise of the Warrant and the Warrant Price in effect immediately prior to the date upon which such change shall become effective, shall be adjusted by the Company so that the Warrantholder thereafter exercising the Warrant shall be entitled to receive the number of shares of Common Stock or other capital stock which the Warrantholder would have received if the Warrant had been exercised immediately prior to such event upon payment of a Warrant Price that has been adjusted to reflect a fair allocation of the economics of such event to the Warrantholder. Such adjustments shall be made successively whenever any event listed above shall occur.
          (b) If any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with another corporation in which the Company is not the survivor or becomes a subsidiary of another entity or a sale, transfer or other disposition of all or substantially all of the Company’s assets to another corporation shall be effected (other than a pledge or hypothecation to a lender as security for a bona fide loan to the Company), then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby each Warrantholder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Warrant Shares immediately theretofore issuable upon exercise of the Warrant, such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of Warrant Shares equal to the number of Warrant Shares immediately theretofore issuable upon exercise of the Warrant, had such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of each Warrantholder to the end that the provisions hereof (including, without limitation, provision for adjustment of the Warrant Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any such consolidation, merger, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing or otherwise acquiring such assets, or other appropriate corporation or entity, shall assume the obligation to deliver to the Warrantholder, at the last address of the Warrantholder appearing on the books of the Company, such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Warrantholder may be entitled to purchase, and the other obligations under this Warrant. The provisions of this paragraph (b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.
          (c) In case the Company shall fix a payment date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends or distributions referred to in Section 8(a)), or subscription rights or warrants, the Warrant Price to be in effect after such payment date shall be determined by multiplying the Warrant Price in effect immediately prior to such payment date by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the Market Price (as defined below) per share of Common Stock immediately prior to such payment date, less the fair market value (as determined by the Company’s Board of Directors in good faith) of said assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, and the denominator of which

3

shall be the total number of shares of Common Stock outstanding multiplied by such Market Price per share of Common Stock immediately prior to such payment date. “Market Price” as of a particular date (the “Valuation Date”) shall mean (i) the closing sale price on the last trading day prior to the Valuation Date of one share of Common Stock as listed on The Nasdaq Stock Market, Inc. (“Nasdaq”), the National Association of Securities Dealers, Inc., OTC Bulletin Board (the “Bulletin Board”) or such similar quotation system or association, or a national stock exchange, or, if no such closing sale price is available therefor, the average of the high bid and the low asked price on the last trading day prior to the Valuation Date; or (ii) if the Common Stock is not then or quoted on Nasdaq, the Bulletin Board or similar quotation system or association, or listed on a national stock exchange, the fair market value of one share of Common Stock as of the Valuation Date, as determined in good faith by the Board of Directors of the Company and the Warrantholder. If the Common Stock is not then listed on a national securities exchange, the Bulletin Board or such other quotation system or association, the Board of Directors of the Company shall respond promptly, in writing, to an inquiry by the Warrantholder prior to the exercise hereunder as to the fair market value of a share of Common Stock as determined by the Board of Directors of the Company. In the event that the Board of Directors of the Company and the Warrantholder are unable to agree upon the fair market value in respect of subpart (c) of this paragraph, the Company and the Warrantholder shall jointly select an appraiser, who is experienced in such matters. The decision of such appraiser shall be final and conclusive, and the fee payable to such appraiser shall be borne equally by the Company and the Warrantholder. Such adjustment shall be made successively whenever such a payment date is fixed.
          (d) An adjustment to the Warrant Price shall become effective immediately after the payment date in the case of each dividend or distribution and immediately after the effective date of each other event which requires an adjustment.
          (e) In the event that, as a result of an adjustment made pursuant to this Section 8, the Warrantholder shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon exercise of this Warrant shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Warrant.
     Section 9. Fractional Interest. The Company shall not be required to issue fractions of Warrant Shares or other capital stock upon the exercise of this Warrant. If any fractional share of Common Stock or other capital stock would, except for the provisions of the first sentence of this Section 9, be deliverable upon such exercise, the Company, in lieu of delivering such fractional share, shall pay to the exercising Warrantholder an amount in cash equal to the Market Price of such fractional share of Common Stock or other capital stock on the date of exercise.
     Section 10. Benefits. Nothing in this Warrant shall be construed to give any person, firm or corporation (other than the Company and the Warrantholder) any legal or equitable right, remedy or claim, it being agreed that this Warrant shall be for the sole and exclusive benefit of the Company and the Warrantholder.
     Section 11. Notices to Warrantholder. Upon the happening of any event requiring an adjustment of the Warrant Price, the Company shall promptly give written notice thereof to the Warrantholder at the address appearing in the records of the Company, stating the adjusted Warrant Price and the adjusted number of Warrant Shares resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Failure to give such notice to the Warrantholder or any defect therein shall not affect the legality or validity of the subject adjustment.
     Section 12. Identity of Transfer Agent. The Transfer Agent for the Common Stock is Computershare. Upon the appointment of any subsequent transfer agent for the Common Stock or other

4

shares of the Company’s capital stock issuable upon the exercise of the rights of purchase represented by the Warrant, the Company will mail to the Warrantholder a statement setting forth the name and address of such transfer agent.
     Section 13. Notices. Any notice or communication required or desired to be served, given or delivered hereunder shall be in the form and manner specified below, and shall be addressed to the party to be notified as follows:

If to Warrantholder:	James F. Mosier, Esq.
General Counsel and Secretary
PICO Holdings, Inc.
875 Prospect Street, Suite 301
La Jolla, CA 92037
Phone: 858.456.6022
Fax: 858.456.6480

With a copy to:	DLA Piper Rudnick Gray Cary US LLP
4365 Executive Drive, Suite 1100
San Diego, CA 92121
Attention: Marty B. Lorenzo, Esq.
Fax: 858.677.1401

If to the Company:	Gemma R. Lahera
Principal Accounting Officer and Treasurer
HyperFeed Technologies, Inc.
300 South Wacker Drive, #300
Chicago, IL 60606
or to such other address as each party designates to the other by notice in the manner herein prescribed. Notice shall be deemed given hereunder if (i) delivered personally or otherwise actually received, (ii) sent by overnight delivery service, (iii) mailed by first-class United States mail, postage prepaid, registered or certified, with return receipt requested, or (iv) sent via telecopy machine with a duplicate signed copy sent on the, same day as provided in clause (ii) above. Notice mailed as provided in clause (iii) above shall be effective upon the expiration of three (3) business days after its deposit in the United States mail, and notice telecopied as provided in clause (iv) above shall be effective upon receipt of such telecopy if the duplicate signed copy is sent under clause (iv) above. Notice given in any other manner described in this section shall be effective upon receipt by the addressee thereof; provided, however, that if any notice is tendered to an addressee and delivery thereof is refused by such addressee, such notice shall be effective upon such tender unless expressly set forth in such notice.
     Section 14. Registration Rights. The Warrantholder and any subsequent Warrantholder is entitled to the benefit of certain registration rights with respect to the shares of Common Stock issuable upon the exercise of this Warrant as set forth on Appendix C hereto.
     Section 15. Successors. All the covenants and provisions hereof by or for the benefit of the Warrantholder shall bind and inure to the benefit of its respective successors and assigns hereunder.
     Section 16. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Warrant shall be governed by, and construed in accordance with, the internal laws of the State of California, without reference to the choice of law provisions thereof. The Company and, by accepting this Warrant, the Warrantholder, each irrevocably submits to the exclusive jurisdiction of the courts of the State of California in San Diego County and the United States District Court for the Southern District of

5

California for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Warrant and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto by the same methods as are specified for the giving of notices under this Warrant. The Company and, by accepting this Warrant, the Warrantholder, each irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. The Company and, by accepting this Warrant, the Warrantholder, each irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE COMPANY AND, BY ITS ACCEPTANCE HEREOF, THE WARRANTHOLDER HEREBY WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS WARRANT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.
     Section 17. Cashless Exercise. Notwithstanding any other provision contained herein to the contrary, from and after the first anniversary of the Closing Date (as defined in the Purchase Agreement) and so long as the Company is required under the Registration Rights Agreement to have effected the registration of the Warrant Shares for resale to the public pursuant to a Registration Statement (as such term is defined in the Registration Rights Agreement), if the Warrant Shares may not be freely sold to the public for any reason (including, but not limited to, the failure of the Company to have effected the registration of the Warrant Shares or to have a current prospectus available for delivery or otherwise, but excluding the period of any Allowed Delay (as defined in the Registration Rights Agreement), the Warrantholder may elect to receive, without the payment by the Warrantholder of the aggregate Warrant Price in respect of the shares of Common Stock to be acquired, shares of Common Stock of equal value to the value of this Warrant, or any specified portion hereof, by the surrender of this Warrant (or such portion of this Warrant being so exercised) together with a Net Issue Election Notice, in the form annexed hereto as Appendix B, duly executed, to the Company. Thereupon, the Company shall issue to the Warrantholder such number of fully paid, validly issued and nonassessable shares of Common Stock as is computed using the following formula:
X = Y (A - B)
      A
where
                    X = the number of shares of Common Stock to which the Warrantholder is entitled upon such cashless exercise;
                    Y = the total number of shares of Common Stock covered by this Warrant for which the Warrantholder has surrendered purchase rights at such time for cashless exercise (including both shares to be issued to the Warrantholder and shares as to which the purchase rights are to be canceled as payment therefor);
                    A = the “Market Price” of one share of Common Stock as at the date the net issue election is made; and
                    B = the Warrant Price in effect under this Warrant at the time the net issue election is made.
     Section 18. No Rights as Stockholder. Prior to the exercise of this Warrant, the Warrantholder shall not have or exercise any rights as a stockholder of the Company by virtue of its ownership of this Warrant.

6

     Section 19. Section Headings. The section headings in this Warrant are for the convenience of the Company and the Warrantholder and in no way alter, modify, amend, limit or restrict the provisions hereof.
[SIGNATURE PAGE FOLLOWS]

7

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed, as of the 30th day of March, 2006.

HYPERFEED TECHNOLOGIES, INC.

By:	/s/ Gemma R. Lahera

Name:	Gemma R. Lahera

Title:	Principal Accounting Officer & Treasurer

* Authorized signatory under corporate resolutions to borrow or an authorized signer under a resolution covering warrants must sign the warrant.

8

APPENDIX A
HYPERFEED TECHNOLOGIES, INC.
WARRANT EXERCISE FORM
To HyperFeed Technologies, Inc:
     The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant (“Warrant”) for, and to purchase thereunder by the payment of the Warrant Price and surrender of the Warrant,                                                     shares of Common Stock (“Warrant Shares”) provided for therein, and requests that certificates for the Warrant Shares be issued as follows:

Name

Address

Federal Tax ID or Social Security No.
     and delivered by certified mail to the above address, or electronically provide DWAC Instructions or other specify:                                                             .
and, if the number of Warrant Shares shall not be all the Warrant Shares purchasable upon exercise of the Warrant, that a new Warrant for the balance of the Warrant Shares purchasable upon exercise of this Warrant be registered in the name of the undersigned Warrantholder or the undersigned’s Assignee as below indicated and delivered to the address stated below.
Dated:                                         ,

Note:	The signature must correspond with
Signature:

the name of the Warrantholder as written on the first page of the Warrant in every particular, without alteration or enlargement or any change whatever, unless the Warrant has been assigned.

Name (please print)

Address

Federal Identification or
Social Security No.

Asignee:

9

APPENDIX B
HYPERFEED TECHNOLOGIES, INC.
NET ISSUE ELECTION NOTICE
To: HyperFeed Technologies, Inc.
Date: [                                        ]
     The undersigned hereby elects under Section 17 of this Warrant to surrender the right to purchase [                    ] shares of Common Stock pursuant to this Warrant and hereby requests the issuance of [                                        ] shares of Common Stock. The certificate(s) for the shares issuable upon such net issue election shall be issued in the name of the undersigned or as otherwise indicated below.

Signature

Name for Registration

Mailing Address

10

APPENDIX C
REGISTRATION RIGHTS.
     The common stock issuable upon exercise of this warrant, shall be deemed “registrable securities” or otherwise entitled to “piggy back” registration rights in accordance with the terms of the following agreement (the “Agreement”) between the Company and its investor(s):

[Identify Agreement by date, title and parties. If no Agreement exists, indicate by “none.”]
     The Company agrees that no amendments will be made to the Agreement, which would have an adverse impact on Warrantholder’s registration rights thereunder without the consent of Warrantholder. By acceptance of the Warrant to which this Appendix C is attached, Warrantholder shall be deemed to be a party to the Agreement.
If no Agreement exists, then the Company and the Holder shall enter into Holder’s standard form of Registration Rights Agreement as in effect on the issue date of the Warrant.

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